Exhibit 8.1

October 18, 2018

Diamondback Energy, Inc.

500 West Texas Suite 1200

Midland, Texas 79701

Ladies and Gentlemen:

We have acted as special counsel to Diamondback Energy, Inc., a Delaware corporation (“Diamondback”), in connection with the proposed merger (the “Merger”) of Sidewinder Merger Sub Inc. (“Merger Sub”), an Alabama corporation and a wholly owned subsidiary of Diamondback with and into Energen Corporation, an Alabama Corporation (“Energen”), with Energen as the surviving corporation, as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 14, 2018, by and among Diamondback, Merger Sub and Energen. In connection with the effectiveness of the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of Diamondback, including the joint proxy statement/prospectus forming a part thereof, relating to the Merger and initially filed with the Securities and Exchange Commission on September 13, 2018, you have requested our opinion as to certain U.S. federal income tax matters relating to U.S. holders of Energen common stock that hold their shares as a capital asset and that exchange such shares for shares of Diamondback common stock in the Merger.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iii) all such statements qualified by knowledge, belief or

Diamondback Corporation, Inc.

October 18, 2018

materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, (v) all applicable reporting requirements have been or will be satisfied and (vi) neither Diamondback nor Energen is an “investment company” within the meaning of Section 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended (the “Code”). If any of the above described assumptions is untrue for any reason, or if the Merger is consummated in a manner that is different from the manner described in the Merger Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and described in the Registration Statement, the discussion set forth in the Registration Statement under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” sets forth our opinion as to the U.S. federal income tax treatment of the Merger and the material U.S. federal income tax consequences of the Merger to U.S. holders of Energen common stock as of the effective date of the Registration Statement.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Diamondback of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD LLP

AKIN, GUMP, STRAUSS, HAUER & FELD LLP